Exhibit 21

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                             Subsidiaries of Collins & Aikman Corporation1

         Company                                                                 Jurisdiction
         Collins & Aikman Products Co.2                                              Delaware
             Ackerman Associates, Inc.                                               New York
             Ack-Ti-Lining, Inc.                                                     New York
             The Akro Corporation                                                    Delaware
             Builders Emporium Payroll Services, Inc.                                Delaware
             Cepco Incorporated                                                      Delaware
             Collins & Aikman Automotive International, Inc.                         Delaware
             Collins & Aikman Floor Coverings, Inc.                                  Delaware
             Collins & Aikman Holdings Canada, Inc.                                    Canada
                WCA Canada Inc.                                                        Canada
                    Imperial Wallcoverings (Canada), Inc.3                             Canada
             Collins & Aikman Products GmbH                                           Austria
             Carcorp, Inc.                                                           Delaware
             Collins & Aikman United Kingdom, Ltd.4                            United Kingdom
                Imperial Wallcoverings Limited                                 United Kingdom
             Dura Convertible Systems, Inc.5                                         Delaware
                Dura Convertible Systems de Mexico, S.A. de C.V.6                      Mexico
             Imperial Wallcoverings, Inc.                                            Delaware
                Marketing Service, Inc.                                              Delaware
             Collins & Aikman de Mexico, S.A. de C.V.7                                 Mexico
             Gamble Development Company                                             Minnesota
             Greeff Fabrics, Inc.                                                    New York
             Hopkins Realty Company                                                 Minnesota
             Ole's, Inc.                                                           California
                Ole's Nevada, Inc.                                                     Nevada
             Simmons Universal Corporation                                           Delaware
             Wickes Asset Management, Inc.                                           Delaware
             Wickes Guaranteed Parts, Ltd.                                             Canada
             Wickes International Corporation                                        Delaware
             Wickes Manufacturing Company                                            Delaware
                Wickes Products, Inc.                                                Delaware
                Wickes ELCO Corporation                                              Delaware
                Wickes Manufacturing Services Company, Inc.                          Delaware
             Wickes Realty, Inc.                                                     Delaware
             Wickes Venture Capital, Inc.                                            Delaware
                Sequoia Pacific Development Company                                  Delaware



                 1    Formerly Collins & Aikman Holdings Corporation.

                 2    Formerly Collins & Aikman Corporation.

                 3    Formerly  Berkley  Wallcoverings,  Inc.;   24%  owned  by  Imperial
                       Wallcoverings, Inc.

                 4    One share  owned by  Collins &  Aikman Products  Co. and  Ronald T.
                       Lindsay, as joint owners.

                 5    Formerly Dura Acquisition Corp.

                 6    One share owned by The Collins & Aikman Products Co.

                 7    One share owned by The Akro Corporation
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